SETTLEMENT AGREEMENT

THIS AGREEMENT is made as of the ___ day of _______________, 2001,

BETWEEN:

     PLAYANDWIN, INC., a corporation incorporated under the laws of the State of Nevada ("PWIN"),

     - and -

     STEWART GARNER, an individual resident in the Province of Ontario ("Garner")

WHEREAS Garner formerly actedis currently acting as President and director of PWIN and resignedis expected to resign as president and director of PWIN on ______________, 2001;upon the completion of a reverse take-over transaction between PWIN and another company;

AND  WHEREAS PWIN has no outstanding debts owed to Garner because
Garner has assigned to various third parties all debts owed by PWIN to him or his associates or affiliates;

NOW THEREFORE THIS AGREEMENT WITNESSES THAT in consideration for the mutual premises and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by both parties, the Parties to this Agreement hereby agree as follows:

1. Mutual Release. Subject to and conditional on the performance of the covenants contained herein, each Party hereby remises, releases and forever discharges the other from all actions, causes of action, suits, debts, accounts, bonds, covenants, contracts, costs, claims and demands whatsoever in connection with, or in any way related to:

(a) the employment or retainer of Garner as President and senior officer of PWIN, and his resignation from said positions;

(b) Garner's acting as a director of PWIN, and his resignation from said positions; and

(c) Garner's actions during his term as President, director and/or senior officer of PWIN.

2.    Termination  Payments.  Notwithstanding the  provisions  of section 1 above, PWIN shall pay to Garner the sum of US$70,000 in ten (10) equal monthly instalments of US$7,000 each, payable on the 15th day of each month commencing on November 15, 2001. PWIN itself shall be solely responsible for said payments to Garner.

3. Buy-Out. PWIN may satisfy its obligation under section 2 above by making one lump-sum payment of US$60,000 to Garner at any time before January 15, 2002, in which case PWIN shall not be obliged to make the payments prescribed in section 2 above.

4. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

5. Independent Legal Advice. Each Party hereby acknowledges having been advised to obtain independent legal counsel in respect of the execution of this Agreement and the completion of the transactions contemplated herein. To the extent that a Party declines to receive independent legal counsel in respect of the Agreement, it waives the right, should a dispute later develop, to rely on its lack of independent legal counsel to avoid its obligations, to seek indulgences from the other Parties, or to otherwise attack the integrity of the Agreement and the provisions thereof, in whole or in part.

6. Counterparts. This Agreement may be executed by the Parties in one or more counterparts by original or facsimile signature, each of which when so executed and delivered shall be an original and such counterparts shall together constitute one and the same instrument.

7.     Assignments.   This  Agreement  or  any  requirements   or
obligations hereunder may not be assigned by any party without the express written consent of all the parties.

8. Enurement. This Agreement shall enure to the benefit of and be binding upon the Parties and their respective successors and permitted assigns.


IN   WITNESS  WHEREOF  the  parties  hereto  have  executed  this
Agreement as of the day and year first above written.

                              PLAYANDWIN INC.


                              Per:_________________________
                              Authorized Signing Officer
                              I have authority to bind the
                              corporation.



_____________________________ _______________________________
Witness                       Stewart Garner